EXHIBIT 23.6
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                     CONSENT OF JANNEY MONTGOMERY SCOTT LLC

      We hereby consent to the inclusion of our opinion letter, dated June 30, 2004, to the Board of Directors of Allaire Community Bank ("Allaire") as Appendix B to the Joint Proxy Statement/Prospectus relating to the proposed combination of Allaire and Monmouth Community Bancorp ("Bancorp") contained in the Registration Statement on Form S-4, as filed with the Securities and Exchange Commission ("SEC") on the date hereof, and to the references to our firm and the opinion in the Joint Proxy Statement/Prospectus. In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the SEC thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of the Registration Statement on Form S-4 within the meaning of the term "experts" as used in the Act or the Regulations.

                                        Janney Montgomery Scott LLC


                                        /s/ Janney Montgomery Scott LLC
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                                        By:    Jay L. Junior
                                        Name:  Jay L. Junior
                                        Title: Vice President

September 24, 2004